The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Supplemental Document for Extraordinary General Meeting of Shareholders To Our Shareholders Briefing Regarding Business Integration with The Michinoku Bank, Ltd. The Aomori Bank, Ltd. Stock code: 8342 Table of Contents 1. Background and Objective of the Business Integration 1 2. Overview of Business Integration 2 3. Overview of Group after Business Integration 3 4. 4 5. Company Name and Business Principles 5 6. Base of Operations of the New Group 6 7. Basic Strategy and Synergies of the New Group 7 8. A. Reinforcement of Financial Intermediation Function and Financial Services 8 9. B. Expansion of Business Fields 9 10. C. Rationalization and Efficiency of Business 10 11. Contribution to the Sustained Growth of the Region 11 12. Q&A Regarding the Business Integration 12

1. Background and Objective of the Business Integration Background of business integration Reduction in profit margins between lending and deposits and decrease in earnings from securities management due to continued low interest-rate environment Changes in the business environment such as declining birthrate, aging population, and shrinking workforce Addressing changes in the social structure due to COVID-19 Diversification of customer needs due to advancement of digital technology Fundamental principle of business integration To create a new group that can contribute to regional and customer growth and development, exploiting the group strengths of both banks without being bound by financial frameworks Purpose of business integration To achieve sustained growth and contribute to the further development of local industry and improvement of the livelihood of local residents by maintaining and improving the stability of financial systems and the provision of financial services Reinforce the financial intermediation function and financial services by combining the know-how, information, and networks of both groups Expand business fields by leveraging regional advantages Create a sound business foundation through rationalizing and improving efficiency of business

2. Overview of Business Integration Method of share transfer The Banks will become wholly owned subsidiary companies resulting from a share transfer, and the newly established joint holding company will become the wholly owning parent company resulting from a share transfer. The basic policy is for the Banks to merge aiming for two years after the effective date of the business integration. Share transfer ratio Aomori Bank Michinoku Bank Common shares 1 0.46 Class A preferred shares - 0.46 Form of business integration Procrea Holdings, Inc. 100% 100% Aomori Bank Michinoku Bank Business integration schedule November 12, 2021 Execution of business integration agreement November 26, 2021 Preparation of share transfer plan January 26, 2022 Extraordinary shareholders' meeting of both banks (resolution for approval of share transfer plan) April 1, 2022 (scheduled) Establishment of the holding company (effective date) and listing date of the holding company FY 2024 (tentative) Establishment of a new bank pursuant to the integration of the banks

3. Overview of Group after Business Integration Overview of holding company Trade Name Procrea Holdings, Inc. Location of Head Office 3-1 Katta 1-chome, Aomori-shi, Aomori Location of Main Head Office Function 9-30 Hashimoto 1-chome, Aomori-shi, Aomori Corporate Organs Company with Audit and Supervisory Committee Representative Directors Representative Director and President: Susumu Narita (President and Director of Aomori Bank) Representative Director and Vice President: Takayuki Fujisawa (President and Director of Michinoku Bank) Capital 20 billion yen Scheduled Date of Establishment April 1, 2022 Listing Stock Exchange First Section of the Tokyo Stock Exchange (Scheduled to change to Tokyo Stock Exchange Prime Market on April 4, 2022) Group organizational chart General Meeting of Shareholders Nomination and Remuneration Committee Board of Directors Audit and Supervisory Committee Audit and Supervisory Committee Office Executive Committee Other Committees Management Planning Division Risk Administration Division Regional Co-creation Division HR Planning Division System and Operations Administration Division Integration Promotion Division Auditing Division Aomori Bank Michinoku Bank

4. Officers Planned Officers of the Holding Company (As of April 1, 2022) Title and Name (current position) Representative Director and President Susumu Narita (Current position: President and Director, Aomori Bank) Representative Director and Vice President Takayuki Fujisawa (Current position: President and Director, Michinoku Bank) Director Tsutomu Inaniwa (Current position: Director, Senior Executive Officer, Michinoku Bank) Director Keitaro Ishikawa (Current position: Director, Senior Managing Executive Officer, Aomori Bank) Director Tsuyoshi Tamura (Current position: Managing Executive Officer, Aomori Bank) Director Yo Mori (Current position: Managing Executive Officer, Aomori Bank) Director Motomi Shiratori (Current position: Executive Officer, Aomori Bank) Director Shinji Suto (Current position: Senior Executive Officer, Michinoku Bank) Outside Director Katsunori Mikuniya (Current position: Senior Advisor, Open House Co., Ltd.) Outside Director Kazunari Higuchi (Current position: Outside Director, Michinoku Bank) Outside Director(Audit & Supervisory Committee Member) Akira Nakagawa (Current position: Director (Audit & Supervisory Committee Member), Aomori Bank) Outside Director (Audit & Supervisory Committee Member) Masashi Iwakigawa (Current position: Senior Advisor, Hurex k.k.) Outside Director (Audit & Supervisory Committee Member) Tetsutaro Wakatsuki (Current position: Outside Director (Audit & Supervisory Committee Member), Michinoku Bank) Outside Director (Audit & Supervisory Committee Member) Mie Ishida (Current position: Outside Director (Audit & Supervisory Committee Member), Aomori Bank)

5. Company Name and Business Principles Company Name Procrea Holdings, Inc. Challenge and Creation The name “Procrea” is a combination of the Latin words provocatio (meaning “challenge”) and creare (meaning “create”). It expresses our mission to take on the challenge of bringing out the potential of the region and to create the future of the region, and our stance to move forward with our customers as professionals. Business principles “Creating the Future of the Region” “Continuing to Walk Side by Side with Customers” “Giving Shape to the Ideas of Each and Every Person” Commitments embedded in the principles: We will create a bright and enriching future by ensuring that we maintain our soundness as a company, and actively taking on the challenge of tackling regional issues and bringing out the region’s potential. We will live up to customers’ trust in us and continue to walk side by side with them to achieve growth and development, by improving our expertise and pursuing services that exceed expectations. We will build an organization full of confidence and pride where the work is worthwhile, and give shape to each and every person’s ideas, by valuing autonomy and transforming diverse individuality into our strength.

6. Base of Operations of the New Group Main location We will have a strong base of operations, stretching from Aomori Prefecture to the Donan region (southern Hokkaido). Donan region: 8 Aomori Bank: 2 Michinoku Bank: 6 Shimokita region: 5 Aomori Bank: 3 Michinoku Bank: 2 Seihoku region: 17 Aomori Bank: 8 Michinoku Bank: 9 Tosei region: 40 Aomori Bank: 21 Michinoku Bank: 19 Kamikita region: 18 Aomori Bank: 11 Michinoku Bank: 7 Chunan region: 27 Aomori Bank: 15 Michinoku Bank: 12 Sanpachi region: 29 Aomori Bank: 16 Michinoku Bank: 13 Number of locations* Prefecture Aomori Bank Michinoku Bank Total of Both Banks Aomori Prefecture 74 62 136 Tosei region 21 19 40 Chunan region 15 12 27 Sanpachi region 16 13 29 Seihoku region 8 9 17 Kamikita region 11 7 18 Shimokita region 3 2 5 Hokkaido Prefecture 3 7 10 Iwate Prefecture 1 2 3 Miyagi Prefecture 1 1 2 Akita Prefecture 2 2 4 Tokyo Prefecture 1 1 2 Total 82 75 157 *As of September 30, 2021

W7. Basic Strategy and Synergies of the New Group We will work to reinforce the financial intermediation function and financial services, expand business fields, and contribute to the development of the regional economy by creating business resources through rationalizing and improving efficiency of business by combining our know-how and networks. A Reinforcement of financial intermediation function and financial services Build a supporting system in line with customers’ business strategies and life stages, and nurture strong businesses that will support the region B Expansion of business fields Evolve business models and contribute to the further development of the region and improvement of the quality of life of local residents C Rationalization and efficiency of business Streamline head office organizations Optimize branch networks Digitalize operations Standardize systems Creation of business resources Leverage synergies of integration Combine the strengths (know-how and networks) of both Banks People Know-how Info Synergies (targets) Synergy total: Approx. ¥2.0 billion Synergy total: ¥5.0 billion FY 2026 FY 2029 Synergy total = +) Top-line synergies +) Cost synergies –) One-time expenses

8. Reinforcement of Financial Intermediation Function and Financial Services We will provide support consulting that takes into consideration and resolves customers’ real needs and issues. We will also provide advanced expert solutions suitable for customers’ life stages, and strive to provide support that is both wide and in-depth. Furthermore, we will actively work to digitalize services and be a group that is always by the side of the customer. Upgraded services Support consulting Advancement of expertise in many fields Joint development of products and services Increased sophistication of business matching support by combining and expanding networks Digitalization Utilization of digital channels Expansion of touchpoints with remote channels and services Cashless payment Utilization of data Utilization of new group’s data in marketing Area data Product data Support consulting Individual customers Getting Employment Marriage Child-rearing Educational Inheritance Improvement of convenience through digitalization Corporate customers Foundation, Growth period Stable period, Slump period Recovery period Foundation and growth support Business continuity support Business Improvement support Contribution to customers Touchpoints: With the methods and frequency customers desire Understanding/dialogue: Wider and deeper than before Problem-solving: Provide optimal consulting

9. Expansion of Business Fields Leveraging the know-how and networks of the new group, we will work to create new added value with businesses and players that take on the challenge of bringing out the potential of the region by expanding business fields. Co-creation with businesses and players leveraging the potential of the region Marketing Branding Planning SDGs Finance Procrea HD’s strengths of know-how and networks + Expansion of business fields Co-creation with local industry Local industry Local industry and players Producers Manufacturers Distributers Service providers Ministry of Agriculture, Forestry and Fisheries Manufacturing Tourism Environment and energy Medical, health, and welfare Creation of new added value in the region

10. Rationalization and Efficiency of Business By rationalizing and improving efficiency of business through the business integration, we will create a sound business foundation and redistribute the business resources we have created into growth fields. Streamlining of organizational structure • Consolidate duplicate head office and subsidiary functions • Optimize duplicate administrative operations Streamline head office organizations Aomori Bank Michinoku Bank Consolidate and optimize duplicate functions and operations Improvement of efficiency of Infrastructure, etc. • Standardize systems • Optimize branch networks Standardize systems Aomori Bank Michinoku Bank Common system Centralize enterprise system and subsystems Optimize branch networks Digitalization of operations • Improve productivity through digitalization Improve efficiency of operations (reduce admin work hours) Improve productivity through digitalization Admin work hours Head office Branch Head office Branch DX Promotion Create business resources and redistribute them into growth fields

11. Contribution to the Sustained Growth of the Region The new group will contribute to regional revitalization and activation as a member of the regional community to address the issues faced by the community. Provide reliable and trustworthy services We will continue to provide universal services that are safe and secure We will provide services that meet customers’ diversifying needs Innovation not bound by financial frameworks We will take on challenges to bring about innovation for the region and customers that is not bound by financial frameworks. Efforts to boost the attractiveness of the region and achieve mutual growth We will contribute to improve the attractiveness of the region by bringing out its potential and growing with the region over the long-term.

12. Q&A Regarding the Business Integration Q1 What is a share transfer? A1 A share transfer is when one or two or more companies transfer all of their outstanding shares to the company which they newly establish. In the current business integration, Aomori Bank and Michinoku Bank will jointly establish Procrea Holdings, Inc. and all the shares owned by both banks’ shareholders will be transferred to Procrea Holdings, Inc. Q2 What will happen to the shares of Aomori Bank that I own? A2 Shareholders of Aomori Bank shall receive one common share of Procrea Holdings, Inc. per one Aomori Bank’s common share. As a result of the business integration by establishing a holding company by means of joint share transfer, after the establishment of the holding company, Aomori Bank and Michinoku bank will become wholly owned subsidiaries of the holding company. Consequently, the banks are scheduled to be delisted from the Tokyo Stock Exchange on March 30, 2022, but the holding company is planned to be listed on April 1, 2022 alternatively. The shares of the holding company will be automatically be allotted to the current shareholders on April 1, 2022 in accordance with the share transfer ratio. If you decide to retain the shares of the holding company, there is no special procedures required on the shareholders’ side. Please note that both banks’ shares may be traded through Tokyo Stock Exchange until March 29, 2022, the day before the banks’ shares will be delisted therefrom. Q3 What will happen to the Aomori Bank’s year-end dividend for the fiscal year ending in March 2021? A3 Year-end dividend for the fiscal year ending in March 2022 is planned to be paid from Aomori Bank to the shareholders and registered pledgees of shares listed or recorded in the final register of shareholders as of March 31, 2022.

Q4 What will happen to the shareholder benefit plans? A4 Aomori Bank’s shareholder benefits based on the record date of March 31, 2022 are planned to be implemented with the content similar to the previous fiscal year. The holding company’s shareholder benefits plan shall be discussed between Aomori Bank and Michinoku Bank and announced once decided including the content thereof. Q5 What shall I do when I have transactions such as deposits and loans with both banks? A5 Transactions with Aomori Bank and Michinoku Bank respectively may be continued as before even after the transition into the holding company system by means of joint share transfer. We always value your patronage greatly. Regarding the transactions after the merger of the two banks, which is planned to happen in approximately two years after the establishment of the holding company, we aim to achieve deep understanding of our customers’ needs upon evolving deep relationships with them and attempt to provide comprehensive services to our customers. Contact Details for Inquiries 1. Please contact your securities company for confirmations on number of shares you hold and various procedural matters including change of address, inheritance, designation of transfer of dividends, etc. 2. For inquiries other than the above, or inquiries on how to acquire unreceived dividends, etc., please contact the shareholder registry administrator. Shareholder Registry Administrator Securities Agent Division, Mitsubishi UFJ Trust and Banking Corporation 0120-232-711 9:00~17:00 on weekdays (Japan only)

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